                                                                   EXHIBIT 10.23

                          SALE AND PURCHASE AGREEMENT

          This Sale and Purchase Agreement (the "AGREEMENT"), is made as of March 4, 1999 (the "EFFECTIVE DATE"), between SILICON GRAPHICS, INC., a corporation organized under the laws of the State of Delaware ("SGI"), on behalf of itself and its wholly-owned subsidiary, CRAY RESEARCH, L.L.C., a limited liability company organized under the laws of the State of Delaware ("CRAY") (SGI and Cray are hereinafter collectively referred to as "SELLER"), and WAM!NET INC., a corporation organized under the laws of the State of Minnesota ("WAM!NET").

          In consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

          1.   SALE AND PURCHASE OF PROPERTY.  Seller shall sell to WAM!NET, and
               -----------------------------
WAM!NET shall purchase from Seller the following property (collectively, the "PROPERTY"):

               (a) Real Property.  Certain land (the "REAL PROPERTY") situated
                   -------------
     in the City of Eagan (the "CITY"), in the County of Dakota, State of Minnesota, commonly known as 655 Lone Oak Parkway, Eagan, Minnesota, consisting of Lots 1 and 2, Block 1, Cray Second Addition, together with
     (a) all fences, buildings, fixtures and other improvements thereon (the "IMPROVEMENTS") and (b) all easements, air rights, and other rights benefiting or appurtenant to the Real Property and Improvements; provided, however, that the Property shall only include such development and parking rights as provided in the Development Rights Distribution Agreement and Parking Allocation Agreement (both as defined below);

               (b) Personal Property.  All of Seller's right, title and interest
                   -----------------
     in the furniture, fixtures, equipment, mechanical systems, wiring, cabling, keys, machinery and such other personal property owned by Seller and specifically described in Exhibit 1(b) attached hereto ("PERSONAL
                               ------------
     PROPERTY");

               (c) Development and Parking Rights.  All of Seller's right, title
                   ------------------------------
     and interest in and to a portion of the development rights and parking entitlements granted and/or approved for or in connection with the Real Property (the "DEVELOPMENT AND PARKING RIGHTS") as provided in a Development Rights Distribution Agreement (the "DEVELOPMENT RIGHTS DISTRIBUTION AGREEMENT") and Allocation of Parking Spaces Agreement (the "PARKING ALLOCATION AGREEMENT") both in substantially the same forms as
     Exhibit 1(c) attached hereto;
     ------------

               (d) Permits.  All of Seller's right, title and interest in and to
                   -------
     each and every permit, approval, license, certificate, variance and other governmental permissions which relate to or benefit the Real Property or Improvements, except as otherwise provided in the Development Rights Distribution Agreement and Parking Allocation Agreement (the "PERMITS").

          2.   PURCHASE PRICE AND MANNER OF PAYMENT.  The total purchase price
               ------------------------------------
("PURCHASE PRICE") to be paid by WAM!NET to Seller for the Property shall be Forty Million and No/100 Dollars ($40,000,000.00). The Purchase Price shall be payable by the issuance of Class B Preferred Stock of WAM!NET pursuant to terms and conditions of that certain Preferred Stock Purchase Agreement of even date herewith by and between Seller, as buyer, and WAM!NET, as seller (the "STOCK PURCHASE AGREEMENT"). For purposes of this Agreement, the parties hereto agree that a portion of the Purchase Price in the amount of $1,000,000 shall be allocable to the purchase price for the Personal Property.

          3.   CONDITIONS TO WAM!NET'S OBLIGATIONS.  The obligations of WAM!NET
               -----------------------------------
under this Agreement are conditioned upon satisfaction or waiver by WAM!NET of each of the following by the Closing Date:

               (a) Title Insurance.  The Title Insurer (as defined below) is
                   ---------------
     prepared to issue the Title Policy (as defined below), showing fee title to the Real Property and Improvements vested in WAM!NET, subject only to the Permitted Exceptions (as defined below).

               (b) Performance of Seller's Obligations.  Seller shall have
                   -----------------------------------
     performed all of the obligations required to be performed by Seller under this Agreement, as and when required by this Agreement.

               (c) Closing of Stock Purchase Agreement.  The closing of the
                   -----------------------------------
     transactions contemplated in the Stock Purchase Agreement shall occur simultaneously with the Closing of the transactions contemplated in this Agreement.

               (d) Representations and Warranties.  The representations and
                   ------------------------------
     warranties of Seller contained in this Agreement will be true now and on the Closing Date as if made on the Closing Date.

          4.   CONDITIONS TO SELLER'S OBLIGATIONS.  The obligations of Seller
               ----------------------------------
under this Agreement are conditioned upon satisfaction or waiver by Seller of each of the following by the Closing Date:

               (a) Performance of WAM!NET's Obligations.  WAM!NET shall have
                   ------------------------------------
     performed all of the obligations required to be performed by WAM!NET under this Agreement, as and when required by this Agreement.

               (b) Closing of Stock Purchase Agreement.  The closing of the
                   -----------------------------------
     transactions contemplated in the Stock Purchase Agreement shall occur simultaneously with the Closing of the transactions contemplated in this Agreement.

               (c) Representations and Warranties.  The representations and
                   ------------------------------
     warranties of WAM!NET contained in this Agreement will be true now and on the Closing Date as if made on the Closing Date.

          5.   TITLE MATTERS.
               -------------

               (a)  Title Evidence.  WAM!NET hereby acknowledges receipt and an
                    --------------
     approval of the following (collectively, the "TITLE EVIDENCE"):

                    (1) Title Insurance Commitment.  A commitment for an ALTA
                        --------------------------
          Form B 1992 Owner's Policy of Title Insurance dated as of December 17, 1998 (Re-issue No. 1), as amended by endorsements attached thereto (the "TITLE COMMITMENT"), issued by Commonwealth Land Title Insurance Company (the "TITLE INSURER"), a copy of which is attached hereto as

          Exhibit 5(a)(1), together with copies of all underlying recorded title
          ---------------
          exception documents referred to in Schedule B thereof.

                    (2) Survey.  A survey of the Real Property dated March 2,
                        ------
          1999 (Re-issue No. 1) (the "SURVEY"), certified to Seller, WAM!NET and the Title Insurer, and all survey matters and title exceptions shown therein.

               (b)  Permitted Title Exceptions.  Seller shall convey to WAM!NET
                    --------------------------
     insurable fee title to the Real Property, subject only to the following title exceptions (collectively, "PERMITTED EXCEPTIONS"):

                    (1) Liens to secure payment of non-delinquent real estate taxes and assessments;

                    (2) Title Insurer's standard preprinted exceptions to coverage under the Title Policy, excluding such exceptions related to survey matters, parties in possession and liens for labor, materials and services;

                    (3) All title exceptions disclosed by the Title Commitment;

                    (4) All title exceptions shown on the Survey;

                    (5) That certain unrecorded Amendment to Agreement (Land Use Covenants and Restrictions) dated February 28, 1992 which amends Agreement (Land Use

          Covenants and Restrictions) dated December 2, 1986, filed of record December 3, 1986, as Document No. 754646;

                    (6) The Parking Allocation Agreement; and

                    (7) The Development Rights Distribution Agreement.

               (c) Title Policy.  At Closing, Title Insurer shall issue to
                   ------------
     WAM!NET an owner's title insurance policy ("TITLE POLICY") issued by the Title Insurer pursuant to the Title Commitment, or a suitably marked up Title Commitment initialed by the Title Insurer undertaking to issue such a Title Policy within a reasonable time in the form required by the Title Commitment.

          6.  CLOSING AND POSSESSION.  The closing of the purchase and sale
              ----------------------
contemplated by this Agreement (the "CLOSING") shall occur on the same date as the closing contemplated in the Stock Purchase Agreement, unless postponed or extended in writing by the parties (the "CLOSING DATE"). The Closing shall take place at 10:00 a.m. local time at the offices of Larkin, Hoffman, Daly & Lindgren, Ltd., in Bloomington, Minnesota, or at such other place and time as may be acceptable to Seller and WAM!NET.

               (a) Seller's Closing Documents.  On the Closing Date, Seller
                   --------------------------
     shall execute and/or deliver to WAM!NET the following (collectively, the "SELLER'S CLOSING DOCUMENTS"):

                    (1) A General Warranty Deed (the "GENERAL WARRANTY DEED") in the form attached hereto as Exhibit 6(a)(1), conveying fee title to
                                      ---------------
          the Real Property to WAM!NET, free and clear of all encumbrances, other than the Permitted Exceptions;

                    (2) The Development Rights Distribution Agreement and Parking Allocation Agreement;

                    (3) The Lease Agreement (as defined below);

                    (4) A warranty bill of sale for the Personal Property in the form attached hereto as Exhibit 6(a)(4), conveying title to the
                                  ---------------
          Personal Property to WAM!NET, free and clear of all liens and encumbrances created by or through Seller;

                    (5) Such affidavits by Seller in substantially the same form attached hereto as Exhibit 6(a)(5), or other documents as may be
                             ---------------
          reasonably required by the Title Insurer in order to record Seller's Closing Documents and issue the Title Policy required by Section 5 of this Agreement;

                    (6) A nonforeign affidavit in substantially the same form attached hereto as Exhibit 6(a)(6), containing such information as is
                             ---------------
          required by IRC Section 1445(b)(2) and its regulations;

                    (7) A well disclosure statement and individual sewage treatment system disclosure form in substantially the same forms attached hereto as Exhibit 6(a)(7), disclosing any wells and sewage
                             ---------------
          treatment systems existing on the Real Property. If no wells exist thereon, a statement to that effect may be inserted on the General Warranty Deed in lieu of delivering the well disclosure statement;

                    (8) A current corporate resolution of SGI and unanimous written consent of the board of directors of Cray, authorizing the transactions contemplated by this Agreement and the execution and delivery of Seller's Closing Documents;

                    (9)  The Management Agreement (as defined below);

                    (10) All original documents that may be necessary for WAM!NET to continue to operate the Property. Notwithstanding the foregoing delivery requirement, delivery of such originals shall be delayed until such time as the Management Agreement expires or is terminated. WAM!NET may at any time make copies of the original documents. Where necessary to comply with statutory record retention requirements, Seller may retain originals of records and provide copies to WAM!NET.

               (b) WAM!NET's Closing Documents.  On the Closing Date, WAM!NET
                   ---------------------------
     will execute and/or deliver to Seller the following (collectively, "WAM!NET'S CLOSING DOCUMENTS"):

                    (1) The Purchase Price to be paid as required by Section 2 hereof;

                    (2) The Development Rights Distribution Agreement and Parking Allocation Agreement;

                    (3)  The Lease Agreement;

                    (4)  The Management Agreement;

                    (5) Such affidavits of WAM!NET or other documents as may be reasonably required by the Title Insurer in order to record WAM!NET's Closing Documents and issue the Title Policy required by SECTION 5 of this Agreement.

                    (6) A current corporate resolution of WAM!NET, authorizing the transactions contemplated by this Agreement and the execution and delivery of WAM!NET's Closing Documents;

          7.  PRORATIONS.  Seller and WAM!NET shall make the following
              ----------
prorations and allocations at Closing:

               (a) Title Insurance and Closing Fee.  Seller shall pay the cost
                   -------------------------------
     of the Title Evidence. WAM!NET shall pay the premium for the Title Policy. Seller and WAM!NET will each pay one-half of any reasonable and customary closing fee or charge imposed by the Title Insurer or its designated closing agent.

               (b) Deed Tax.  Seller shall pay all state deed tax due on the
                   --------
     General Warranty Deed to be delivered by Seller under this Agreement.

               (c) Real Estate Taxes and Special Assessments.  Seller and
                   -----------------------------------------
     WAM!NET shall prorate non-delinquent general real estate taxes and the current installment of assessments payable in the year of closing as of the Closing Date based upon a calendar year basis. If the amount of such real estate taxes cannot be finally determined on the Closing Date, the taxes shall be prorated based upon the previous year's real estate taxes. When the actual amount of such taxes, including any interest payable therewith, is determined and announced by the appropriate public authorities, WAM!NET shall pay the full amount of such taxes and offset or credit, as applicable, the difference between Seller's estimated pro rata portion of the taxes and the Seller's pro rata portion of the actual taxes against or towards, as applicable, any amount owed by Seller to WAM!NET under the Lease Agreement. WAM!NET shall assume any assessments levied, "pending," deferred or constituting a lien against the Real Property as of the Closing Date.

               (d) Recording Costs.  Seller will pay the cost of recording all
                   ---------------
     documents necessary to place record title in Seller in the condition warranted by Seller in this Agreement. WAM!NET will pay the cost of recording all other documents.

               (e) Sales Tax.  Seller shall pay sales tax of the State of
                   ---------
     Minnesota, if any, due by reason of the transactions contemplated by this Agreement.

               (f) Utilities.  Promptly following the Closing, Seller shall
                   ---------
     notify all utilities serving the Property of the pending change in ownership and direct that all future billings be made to WAM!NET at its notice address with no interruption of service. Seller shall cause all meters for utilities to be read during the daylight hours on the

     Closing Date, and Seller shall pay all charges for all utilities through that time. Seller and WAM!NET shall prorate as of the Closing Date any charges for utilities that are paid each month pursuant to the Lease Agreement. Seller shall transfer to WAM!NET any and all prepaid deposits or rents on utilities or services if they are transferable or refundable, and WAM!NET shall pay those amounts to Seller within thirty (30) days following Seller's written demand therefor.

               (g) Attorneys' Fees.  Seller and WAM!NET shall each pay its own
                   ---------------
     attorneys' fees in connection with the preparation and negotiation of this Agreement and the Closing, except that a party defaulting under this Agreement or any of its respective closing documents shall pay the reasonable attorneys' fees and court costs incurred by the nondefaulting party to enforce its rights regarding such default.

          8.  REPRESENTATIONS, WARRANTIES AND INDEMNITY BY SELLER.  Seller
              ---------------------------------------------------
represents and warrants to WAM!NET as follows:

               (a) Organization; Authority.  SGI and Cray are duly organized and
                   -----------------------
     in good standing under the laws of the State of Delaware; and are duly qualified to transact business in the State of Minnesota. SGI and Cray have the requisite organizational power and authority to execute and perform this Agreement and any Seller's Closing Documents to be signed by them; such documents have been (or will be prior to Closing) duly authorized by all necessary corporate action on the part of SGI and all necessary company action on the part of Cray and at the Closing shall have been duly executed and delivered; such execution, delivery, and performance by Seller of such documents does not conflict with or result in a violation of each Seller's governing documents, any judgment, order, or decree of any court or arbiter to which Seller is a party, or any agreement by which Seller is bound; and such documents are and shall be valid and binding obligations of Seller, enforceable in accordance with their terms.

               (b) Title to Real Property.  Seller owns the Real Property, free
                   ----------------------
     and clear of all encumbrances, except the Permitted Exceptions. Seller owns Outlot D, Cray Second Addition ("OUTLOT D") free and clear of all encumbrances.

               (c) Title to Personal Property.  Seller owns the Personal
                   --------------------------
     Property, free and clear of all encumbrances created by or through Seller.

               (d) Utilities.  Except as otherwise disclosed in Exhibit 8
                   ---------                                    ---------
     attached hereto, (i) gas, sanitary, and storm sewer and water lines are connected to the Property; and (ii) Seller has received no written notice of actual or threatened reduction or curtailment of any utility service now supplied to the Property.

               (e) Litigation and Other Matters.  Except as otherwise disclosed
                   ----------------------------
     in Exhibit 8 attached hereto, to Seller's actual knowledge, there are no
        ---------
     lawsuits, administrative or arbitration hearings, governmental investigations or proceedings affecting the Real Property or Improvements or the use thereof, and Seller has not received notice of any such proceedings or threatened proceedings.

               (f) Rights of Others to Purchase Property.  Except as otherwise
                   -------------------------------------
     disclosed in Exhibit 8 attached hereto, Seller has not entered into any
                  ---------
     other contracts or agreements for the sale of all or any portion of the Property, and there are no existing rights of first refusal or options to purchase all or any portion of the Property, or any other rights of others that would prevent the consummation of this Agreement.

               (g) Private Restrictions.  Except as otherwise disclosed in
                   --------------------
     Exhibit 8 attached hereto, to Seller's actual knowledge, there are no
     ---------
     unrecorded contracts, leases, private restrictions or agreements with any public authority that do not appear in the Title Commitment and that will adversely affect the present or future uses that may be made of the Real Property or Improvements.

               (h) Condemnation.  Except as otherwise disclosed in Exhibit 8
                   ------------                                    ---------
     attached hereto, to Seller's actual knowledge, there are no pending condemnation, eminent domain or other similar action, suit or proceeding that would affect the Property.

               (i) Real Estate Tax Appeals.  Except as otherwise disclosed in
                   -----------------------
     Exhibit 8 attached hereto, to Seller's actual knowledge, there are no
     ---------
     pending real estate tax appeals in connection with the Real Property, and there are no assessment agreements which currently set a minimum market value on the Real Property or the Improvements.

               (j) Assessments.  Except as otherwise disclosed in Exhibit 8
                   -----------                                    ---------
     attached hereto, to Seller's actual knowledge, there are no actual or proposed special assessments or reassessments of the Real Property.

               (k) FIRPTA.  Seller is not a "foreign person," "foreign
                   ------
     partnership," "foreign trust" or "foreign estate," as those terms are defined in Section 1445 of the Internal Revenue Code.

               (l) Hazardous Substances.  Except as otherwise disclosed in the
                   --------------------
     documents listed in Exhibit 8(t) attached hereto, to the Seller's actual
                         ------------
     knowledge:  (1) no toxic or
     hazardous substances or wastes, pollutants, or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil, and various constituents of such products, and any hazardous substance (collectively "HAZARDOUS SUBSTANCES") as defined in any federal, state or local law rule or ordinance (collectively, the "ENVIRONMENTAL LAWS") dealing with environmental matters have been generated, treated, stored, released, or disposed of, or otherwise placed, deposited in, or located on the Real Property by Seller, or any party controlling, under common control of, or controlled by, Seller in violation of Environmental Laws; (2) no activity has been undertaken on the Real Property by Seller, or any party controlling, under common control of, or controlled by, Seller; that would cause or contribute to (a) the Real Property becoming a treatment, storage, or disposal facility within the meaning of the Environmental Laws, (b) a release or threatened release of toxic or hazardous wastes or substances, pollutants, or contaminants, from the Real Property within the Environmental Laws, or (c) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters, or the discharge into the air of any emissions that would require a permit under any Environmental Laws; (3) no substances or conditions exist in or on the Real Property that may support a claim or cause of action under any Environmental Laws; (4) no above-ground or underground tanks are located in or about the Real Property or have been located under, in, or about the Real Property and have subsequently been removed or filled; and (5) to the extent storage tanks exist on or under the Real Property, such storage tanks have been duly registered with all appropriate regulatory and governmental bodies and otherwise are in compliance with applicable Environmental Laws.

               (m) Americans With Disabilities Act.  Except as otherwise
                   -------------------------------
     disclosed in that certain Accessibility Audit from RSP Architects, Ltd dated April 1993 (the "ADA REPORT"), to the Seller's actual knowledge there are no existing violations of Title III of the Americans With Disabilities Act of 1990 (the "ADA") and the ADA Accessibility Guidelines for Buildings and Facilities (the "GUIDELINES") at the Real Property.

               (n) Operating Statement.  Attached hereto as Exhibit 8(n) is a
                   -------------------                      ------------
     copy of the unaudited operating statement for the Real Property for the 1997-1998 fiscal year, which is true, accurate and complete in all material respects.

               (o) Compliance with Laws.  Except as otherwise disclosed in
                   --------------------
     Exhibit 8, Seller has not received any notice of violations of any existing
     ---------
     local, state, and federal regulations concerning the maintenance and operation of the

     Real Property, including zoning, building, health and safety, fire safety and environmental codes and laws, and to the Seller's actual knowledge no facts or circumstances exist which would constitute a violation thereof.

               (p) Occupants/Tenants.  As of the Effective Date there are no
                   -----------------
     tenants, licensees, or occupants of the Real Property other than Seller, and there are no leases, licenses or occupancy agreements outstanding in connection with the Real Property.

               (q) Outlot D Transfers.  Seller shall give written notice to any
                   ------------------
     prospective purchaser or mortgagee of Outlot D of the existence of WAM!NET's access rights (as described in Section 13 hereof) over and across Outlot D prior to Outlot D being sold, mortgaged, pledged, encumbered, assigned, or otherwise transferred to another party.

               (r) Service Agreements and Contracts.  Except as listed in
                   --------------------------------
     Exhibit 8 there are no service agreements or contracts in connection with
     ---------
     the operation of the Property that bind the Real Property or may require performance by WAM!NET by reason of acquisition of title to the Real Property by WAM!NET.

               (s) Development and Parking Rights.  To the Seller's actual
                   ------------------------------
     knowledge: (i) the Real Property together with Outlots A, B, C and D, Cray Second Addition and Outlot G, Lone Oak Addition possess certain development and parking rights as summarized in the Development Rights Distribution Agreement and the Parking Allocation Agreement; and (ii) there are no other documents or information regarding such rights other than the documents and information set forth in Exhibit 8(t) and the Permitted Exceptions.
                              ------------

               (t) All Documents.  Exhibit 8(t) attached hereto contains a true,
                   -------------   ------------
     correct and complete list of all material documents, information and records in Seller's possession or under Seller's control which pertain to the ownership and use of the Property, except for service and maintenance agreements executed in connection with operation of the Property.

          For purposes of this Agreement, "Seller's actual knowledge" shall mean the actual knowledge (without inquiry or investigation of Raymond Johnson, Vice President, Corporate Real Estate, Facilities and Services, Merey Price, Manager, Corporate Facilities, Mark Lichty, on-site building engineer, and Michael Hirahara, Manager, Corporate Facilities. Except for the specific representations and warranties contained in this Agreement, Seller makes no express or implied representations and warranties to WAM!NET regarding the Property, the condition of the Property or its fitness for any particular use, and Buyer acknowledges and agrees that it is acquiring the Property on an "as-is, where-as" basis. The foregoing representations and warranties shall survive the Closing until the first anniversary thereof, except for the representations and warranties contained in Sections 8(e), (l) and (o) which shall survive for one (1) full year following the date on which each respective portion of the Property is turned over to WAM!NET for WAM!NET's exclusive use, or shared use for common areas of the Property. If written notice of a claim has been given prior the expiration of the applicable representations and warranties, the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved. Seller will indemnify WAM!NET, its successors and assigns against, and will hold WAM!NET harmless from, any expenses or damages, including reasonable attorneys' fees, that WAM!NET incurs because of the breach of any of the above representations and warranties. In no event, however, shall Seller have any liability to WAM!NET for incidental, consequential, special or punitive damages arising from the breach of any such representations and warranties.

          9.  REPRESENTATIONS, WARRANTIES AND INDEMNITY BY WAM!NET.  WAM!NET
              ----------------------------------------------------
represents and warrants to Seller as follows:

               (a) WAM!NET is duly organized and in good standing under the laws of the State of Minnesota; that WAM!NET is duly qualified to transact business in the State of Minnesota; that WAM!NET has the power and authority to execute this Agreement and any WAM!NET's Closing Documents signed by it; that all such documents have been duly authorized by all necessary corporate action on the part of WAM!NET and at the Closing shall have been duly executed and delivered; that the execution, delivery, and performance by WAM!NET of such documents does not conflict with or violate WAM!NET's articles of incorporation, bylaws, or any judgment, order or decree of any court or arbiter or any agreement by which WAM!NET is bound; and that all such documents are valid and binding obligations of WAM!NET and are enforceable in accordance with their terms.

               (b) WAM!NET has conducted a review of the Title Commitment (including all underlying documents) and Survey; a review of the documents and information listed on Exhibit 8(t), and inspections of the Property as
                               ------------
     deemed necessary or desirable by WAM!NET, including, without limitation, an engineering inspection of the structure of the Improvements. WAM!NET further represents and warrants that Seller has provided sufficient access to the Property for conducting such tests and inspections as WAM!NET has deemed necessary or desirable; WAM!NET has satisfied itself as to the condition of the Property, the operations of the Property and the suitability of the Property for the purposes intended by WAM!NET; and WAM!NET will be relying solely upon its own inspections, investigations and due diligence review of the Property and not upon any representations, warranties or statements made or information provided by Seller, except for those representations and warranties expressly set forth in Section 9 above. WAM!NET further acknowledges and agrees that it is acquiring the Property subject to all existing laws, ordinances, rules and regulations.

               (c) The foregoing representations and warranties shall survive the Closing until the first anniversary thereof. If written notice of a claim has been given prior the expiration of the applicable representations and warranties, the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved. WAM!NET will indemnify Seller against, and will hold Seller harmless from, any expenses or damages, including reasonable attorneys' fees, that Seller incurs because of the breach of any of the above representations and warranties. In no event, however, shall WAM!NET have any liability to Seller for incidental, consequential, special or punitive damages arising from the breach of any such representations and warranties.

          10.  LEASE-BACK TO SELLER.  At Closing, WAM!NET and Seller shall
               --------------------
execute the Lease Agreement (the "LEASE AGREEMENT") attached hereto as Exhibit
                                                                       -------
10 pursuant to which WAM!NET shall lease-back certain portions of the Property
--
to Seller. The term of the Lease Agreement shall commence on the Closing Date and shall terminate as provided therein.

          11.  NON-SOLICITATION.  WAM!NET and Seller  agree that, except upon
               ----------------
the prior written consent of the other party, each party shall be prohibited from directly soliciting the employees of the other party during the term of the Lease Agreement.

          12.  MANAGEMENT AGREEMENT.  At Closing, WAM!NET and Seller shall
               --------------------
execute the Management Agreement (the "MANAGEMENT AGREEMENT") attached hereto as

Exhibit 12 pursuant to which Seller shall continue to manage the operations of
----------
the Real Property pursuant to the terms and conditions therein.

          13.  ACCESS RIGHTS; EASEMENTS.
               ------------------------

               (a) The Survey discloses the existence of a gravel road running from Lot 1, Block 1 of the Real Property across Outlot D (the "GRAVEL ROAD") to Lone Oak Road. Seller hereby grants to WAM!NET (to be effective on the Closing Date) a license to use the Gravel Road for emergency access between the Real Property and Lone Oak Road (the "LICENSE"). If access from the Real Property to Lone Oak Road is required either for emergency use or as a condition to further development of the Real Property, WAM!NET shall use reasonable efforts to obtain the approvals necessary to locate a permanent access on the Real Property and not on

     Outlot D. If the City of Eagan, Dakota County or other governing authorities limit access to a single location on Lone Oak Road, Seller and WAM!NET agree to share an access road and establish the same by easement agreement. The foregoing license shall automatically terminate upon the parties establishing a permanent, joint access route on and over a limited portion of Outlot D.

               (b) The parties agree to negotiate in good faith with regard to any easements that may need to be granted for access, utility and/or drainage purposes with regard to existing utilities and/or drainage benefiting or burdening the Real Property and such other real property owned by Seller, including without limitation a permanent, joint access route on and over Outlot D and Seller's access to Outlot A, Cray Second Addition over the existing private road located on Lot 1, Block 1. The parties will use reasonable efforts to identify any such easements within sixty (60) days following the closing. In no event shall either party be required to grant an easement which would unreasonably interfere with its current or proposed use or development of such party's respective property. The provisions of this Section 13 shall survive the closing of the transactions contemplated in this Agreement, and shall not merge into the deed delivered to WAM!NET pursuant to the terms of this Agreement.

               (c) The Survey discloses the existence of a gravel road running from Lot 1, Block 1 to Seller's adjoining property to the East of the Real Property. Seller and WAM!NET hereby acknowledge that the existence of such gravel road does not give rise to any easement rights to the Real Property or Seller's adjoining property upon which such gravel road is located.

          14.  BROKER'S COMMISSION.  Seller represents to WAM!NET that it has
               -------------------
not engaged a broker in connection with the transactions contemplated by this Agreement. WAM!NET represents to Seller that it has not engaged a broker in connection with the sale and purchase of the Property pursuant to this Agreement. Seller shall indemnify and hold WAM!NET harmless from and against any and all liability to which WAM!NET may be subjected by any broker's, finder's, or similar fee with respect to the transactions contemplated by this Agreement to the extent such fee is attributable to any action undertaken by or on behalf of Seller or any affiliate of Seller. WAM!NET shall indemnify and hold Seller harmless from and against any and all liability to which Seller may be subjected by reason of any broker's, finder's, or similar fee with respect to the transactions contemplated by this Agreement to the extent such fee is attributable to any action undertaken by or on behalf of WAM!NET.

          15.  ASSIGNMENT.  Prior to Closing, neither Seller nor WAM!NET may
               ----------
transfer or assign its rights under this Agreement for any purpose, without the prior written consent of the other party. After Closing, either party may assign any remaining rights and obligations under this Agreement to a third party provided such assignee assumes in writing the remaining obligations to be performed under this Agreement. In no event shall the assignment or other transfer of this Agreement by either party relieve such party of its obligations and liabilities under this Agreement.

          16.  SURVIVAL.  Except as provided herein, all of the covenants,
               --------
representations and warranties made in this Agreement, or in any schedule, exhibit, certificate, or document delivered in connection with this Agreement will survive and be enforceable after the Closing.

          17.  NOTICES.  Any notice required or permitted to be given under any
               -------
provision of this Agreement shall be in writing and shall be deemed to have been given in accordance with this Agreement, if it is mailed, by United States certified mail, return receipt requested, postage prepaid; or if deposited cost paid with a nationally recognized, reputable overnight courier, properly addressed as follows:

               If to Seller:        See Address(s) set forth in the Stock
                                    Purchase Agreement

                  with a copy to:   Zamansky Professional Association
                                    3901 IDS Tower
                                    80 South Eighth Street
                                    Minneapolis MN 55402
                                    Attn: Ronald A. Zamansky

               If to WAM!NET:       See Address(s) set forth in the Stock
                                    Purchase Agreement

                  with a copy to:   Larkin, Hoffman, Daly & Lindgren, Ltd.
                                    1500 Norwest Financial Center
                                    7900 Xerxes Avenue South
                                    Minneapolis, MN 55431
                                    Attention:  Thomas P. Stoltman

          Notice shall be effective, and the time for response to any notice by the other party shall commence to run, three (3) business days after any such mailing or deposit. Either Seller or WAM!NET may change its address for the service of notice by giving notice of such change to the other party, in any manner above specified, ten (10) days prior to the effective date of such change.

          18.  CAPTIONS; EXHIBITS.  The section and paragraph headings or
               ------------------
captions appearing in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement. All schedules, exhibits, addenda or attachments referred to herein are hereby incorporated in and constitute a part of this Agreement.

          19. ENTIRE AGREEMENT; MODIFICATION.  This written Agreement (which is
              ------------------------------
an exhibit to the Stock Purchase Agreement) and the Stock Purchase Agreement constitute the complete agreement between Seller and WAM!NET and supersedes any prior oral or written agreements between them regarding the Property. There are no oral agreements that change this Agreement, and no amendment of any of its terms will be effective unless in writing and executed by both Seller and WAM!NET.

          20. BINDING EFFECT. This Agreement binds and benefits Seller and
              --------------
WAM!NET and their respective successors and assigns.


          21. CONTROLLING LAW. This Agreement has been made under, and will be
              ---------------
interpreted and controlled by, the laws of the State of Minnesota.

          22. WAIVER. No waiver of the provisions of this Agreement shall be
              ------
effective unless in writing, executed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly stated in writing.

          23. COUNTERPARTS. This Agreement may be executed in any number of
              ------------
counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

          24. FACSIMILE SIGNATURES.  This Agreement may be executed with
              --------------------
signatures transmitted by facsimile and shall constitute a binding agreement with such signatures. Nonetheless, any party providing facsimile signatures shall provide the other party with the original signatures within five (5) business days after providing the facsimile signature page(s).

          25. SEVERABILITY.  If any provision of this Agreement is invalid or
              ------------
unenforceable, such provision shall be deemed to be modified to be within the limits of enforceability or validity, if feasible; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

          26. LIMITATION OF LIABILITY.  Upon Closing, WAM!NET shall neither
              -----------------------
assume nor undertake to pay, satisfy or discharge any liabilities, obligations or commitments of any Seller in connection with any service, maintenance or similar agreements executed in connection with the operation of the Property.

          27. REMEDIES.  Time is of the essence of this Agreement.  If either
              --------
party fails to perform any of its obligations under this Agreement, the other party may exercise any remedies that may be available to such party in law or in equity. Except as otherwise specified elsewhere herein, all rights, powers or remedies afforded the parties hereunder, under the Stock Purchase Agreement, or at law or in equity shall be cumulative and the exercise of one shall not bar exercise of another.

          28. FURTHER ASSURANCES.  At any time and from time to time after the
              ------------------
Closing Date, each party shall, upon request of another party, execute, acknowledge and deliver all such further and other assurances and documents, and will take such action consistent with the terms of this Agreement as may be reasonably requested to carry out the transactions contemplated herein, and to permit each party to enjoy its rights and benefits hereunder.


          Seller and WAM!NET have executed this Agreement as of the date set forth on page 1 hereof.

WAM!NET:                                        SELLER:

WAM!NET INC.                                    SILICON GRAPHICS, INC.
By:/s/ Allen L. Witters                         By:/s/ William M. Kelly
----------------------------                    ---------------------------
----------------------------                    ---------------------------
   (Print Name) Allen L. Witters                (Print Name) William M. Kelly
   Its: Chief Technology Officer                Its: Senior Vice President